Exhibit 99.1

News Release

May 27, 2021

FREYR and Eguana Sign MoU for Joint Development of Battery Modules and supply of FREYR Battery Cells for Rapidly Growing ESS Markets

FREYR AS and Eguana Technologies Inc. have signed a Memorandum of Understanding (MoU) for (non-exclusive) development of battery modules with superior cost and performance for Energy Storage Systems (ESS), including the supply of clean low-cost battery cells made with at FREYR’s production facilities under development in Mo i Rana, Norway.

Eguana, based in Calgary, Canada, designs and manufactures grid interactive ESS solutions based on proprietary power control technology for residential, commercial and industrial use. Under the MoU FREYR intends to engage Eguana in designing and producing cost-optimized, standardized battery modules utilizing FREYR’s clean, low cost battery cells based on 24M’s innovative cell design and production process. FREYR will also hold licensing rights to produce the Eguana developed modules for other customers. The new modules will be designed for easy integration into existing and new energy storage systems developed by third-party integrators, developers or power utilities. Eguana intends to integrate modules from FREYR into its range of ESS products over the next five years.

“By combining FREYR’s clean, low-cost battery cells and Eguana’s state-of-the-art module designs and packaging solutions, we will further drive down the cost of ESS solutions and support mass-deployment in both grid and off-grid systems. The global ESS market is increasingly set for rapid growth in the coming years. We are well-positioned to capture that growth by proactively partnering with best-in-class technology providers to offer battery solutions with superior cost and performance, made with renewable energy and strong local supply chains,” said Tom Jensen, CEO of FREYR.

“FREYR is ambitiously building up to 43 GWh of cell capacity by 2025 using next generation semisolid lithium technology from 24M with a localized and decarbonized manufacturing supply chain delivering improved battery cell economics and safety. Vertical integration of our battery supply chain is a key focus area in the coming years and the development team is excited to design and build cutting edge battery modules with FREYR battery cells for Eguana product solutions while opening additional channel opportunities in the commercial and industrial energy storage markets,” commented Justin Holland, The CEO of Eguana.

Rystad Energy reported on May 14th that it modeled a roadmap to meet the latest climate ambitions in the USA and estimated that about 1800 GWh of batteries or flexible sources is needed to back-up solar and wind by 2030.

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On 29 January 2021, FREYR announced that it will become a publicly listed company through a business combination with Alussa Energy, raising approximately $850 million in equity proceeds to accelerate the development of up to 43 GWh clean battery cell manufacturing capacity in Norway. Subject to closing conditions being met, the combined company will be named “FREYR Battery” ("Pubco") and its common stock is expected to start trading on the New York Stock Exchange under the ticker symbol FREY upon closing, expected in the second quarter of 2021. On 16 February 2021, the extraordinary general meeting of FREYR approved the business combination. Alussa Energy expects its Special Meeting to approve the business combination to take place during the second quarter of 2021.

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About FREYR AS

FREYR plans to develop up to 43 GWh of battery cell production capacity by 2025 to position the Company as one of Europe’s largest battery cell suppliers. The facilities will be located in the Mo i Rana industrial complex in Northern Norway, leveraging Norway’s highly skilled workforce and abundant, low-cost renewable energy sources from hydro and wind in a crisp, clear and energized environment. FREYR will supply safe, high energy density and cost-competitive clean battery cells to the rapidly growing global markets for electric vehicles, energy storage, and marine applications. FREYR is committed to supporting cluster-based R&D initiatives and the development of an international ecosystem of scientific, commercial, and financial stakeholders to support the expansion of the battery value chain in our region. For more information, please visit www.freyrbattery.com.

About Alussa Energy Acquisition Corp.

Alussa Energy is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While Alussa Energy may pursue an acquisition opportunity in any industry or sector, Alussa Energy intends to focus on businesses across the entire global energy supply chain. For more information, please visit: https://www.alussaenergy.com.

About Eguana Technologies Inc.

Based in Calgary, Alberta Canada, Eguana Technologies (EGT: TSX.V) (OTCQB: EGTYF) designs and manufactures high performance residential and commercial energy storage systems. Eguana has two decades of experience delivering grid edge power electronics for fuel cell, photovoltaic and battery applications, and delivers proven, durable, high quality solutions from its high capacity manufacturing facilities in Europe, Australia and North America. With thousands of its proprietary energy storage inverters deployed, Eguana is one of the leading suppliers of energy storage systems for solar self-consumption, grid services and demand charge applications at the grid edge. To learn more, visit www.EguanaTech.com or follow us on Twitter @EguanaTech

Contact details:

FREYR AS

Tom Einar Jensen, CEO	tom.jensen@freyrbattery.com
Steffen Føreid, CFO	steffen.foreid@freyrbattery.com
Hilde Rønningsen, Director of Communications	hilde.ronningsen@freyrbattery.com

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Alussa

Chi Chow, Strategy & Investor Relations, +1 929-303-6514, cchow@alussaenergy.com

Eguana Technologies

Justin Holland, CEO, +1416-728-7635, Justin.Holland@EguanaTech.com

Forward-looking statements

The information in this press release includes forward-looking statements and information based on management’s expectations as of the date of this press release. All statements other than statements of historical facts, including statements regarding FREYR’s business strategy, achievement of life cycle emissions targets, the development production plants, number of employees, size of the board of directors, mechanics and consummation of the anticipated business combination with Alussa Energy (the “Transaction”) and the terms of such combination, anticipated benefits of FREYR’s technologies and projected production capacity are forward-looking statements. The words “may,” will,” “expect,” “plan,” “target,” or similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. FREYR may not actually achieve the plans or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from current expectations, include FREYR’s ability to execute on its business strategy and develop and increase production capacity in a cost-effective manner; changes adversely affecting the battery industry; the further development and success of competing technologies; the failure of 24M technology or FREYR’s batteries to perform as expected; and our ability to complete the business combination with Alussa Energy on the terms that we currently expect or at all.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

No Assurances

There can be no assurance that the Transaction will be completed, nor can there be any assurance, if the Transaction is completed, that the potential benefits of combining the companies will be realized.

Important Information about the Transaction and Where to Find It

In connection with the Transaction, Alussa Energy and Pubco will file relevant materials with the SEC, including a Form S-4 registration statement to be filed by Pubco (the “S-4”), which will include a prospectus with respect to Pubco’s securities to be issued in connection with the proposed business combination and a proxy statement (the “Proxy Statement”) with respect to Alussa Energy’s shareholder meeting at which Alussa Energy’s shareholders will be asked to vote on the proposed Business Combination and related matters. ALUSSA ENERGY SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE S-4 AND THE AMENDMENTS THERETO AND OTHER INFORMATION FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT ALUSSA ENERGY, PUBCO, FREYR AND THE TRANSACTION. When available, the Proxy Statement contained in the S-4 and other relevant materials for the Transaction will be mailed to shareholders of Alussa Energy as of a record date to be established for voting on the proposed business combination and related matters. The preliminary S-4 and Proxy Statement, the final S-4 and definitive Proxy Statement and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by Alussa Energy with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Alussa Energy Acquisition Corp. at c/o PO Box 500, 71 Fort Street, Grand Cayman KY1-1106, Cayman Islands.

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